UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2008

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On August 27, 2008, we announced financial results for our second quarter ended July 31, 2008. Net service revenues were $48.2 million in the second quarter of fiscal year 2009, a decrease from the $53.4 million in the same prior year period. Net technology revenues were $5.4 million, which included recognition of Comcast development revenues of $3.8 million. This was an increase of 74%, compared with $3.1 million in the second quarter of fiscal year 2008. The net income for the quarter was $2.9 million or $0.03 per basic and diluted share, compared to a net loss of $(17.7) million or $(0.18) per share, for the three months ended July 31, 2007. Last year’s second quarter net loss results were impacted by an $11.2 million inventory reserve related to standard definition product, and this quarter we benefited from the utilization of $1.4 million of that inventory reserve.

As of July 31, 2008 our total subscriptions were approximately 3.6 million. TiVo-Owned subscription gross additions were 36,000 for the quarter, compared to 41,000 in the second quarter fiscal year 2008. TiVo-Owned net subscription losses were 42,000 compared to losses of 19,000 in the second quarter of fiscal year 2008. Our monthly churn rate increased to 1.5% for the quarter ended July 31, 2008 as compared to 1.2% in the year ago period. The installed base of MSOs/Broadcasters’ TiVo subscriptions has declined to approximately 1.9 million from 2.5 million a year ago.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2008	2007	2008	2007
Revenues
Service revenues	$48,174	$53,376	$96,617	$107,531
Technology revenues	5,369	3,084	11,776	7,016
Hardware revenues	11,699	6,199	17,644	8,492

Net revenues	65,242	62,659	126,037	123,039
Cost of revenues
Cost of service revenues (1)	11,245	10,064	22,439	20,219
Cost of technology revenues (1)	3,124	3,696	7,044	7,203
Cost of hardware revenues	15,249	28,271	25,593	38,919

Total cost of revenues	29,618	42,031	55,076	66,341

Gross margin	35,624	20,628	70,961	56,698

Research and development (1)	15,323	15,070	30,071	29,315
Sales and marketing (1)	5,906	5,381	11,842	10,684
Sales and marketing, subscription acquisition costs	888	9,015	2,047	14,805
General and administrative (1)	10,869	10,392	21,205	21,614

Total operating expenses	32,986	39,858	65,165	76,418

Income (loss) from operations	2,638	(19,230)	5,796	(19,720)
Interest income	421	1,331	1,000	2,747
Interest expense and other	(94)	209	(181)	126

Income (loss) before income taxes	2,965	(17,690)	6,615	(16,847)
Provision for income taxes	(23)	—	(36)	(8)

Net income (loss)	$2,942	$(17,690)	$6,579	$(16,855)

Net income (loss) per common share - basic	$0.03	$(0.18)	$0.07	$(0.17)

Net income (loss) per common share - diluted	$0.03	$(0.18)	$0.06	$(0.17)

Weighted average common shares used to calculate basic net income (loss) per share	100,025,002	97,084,184	99,705,914	96,956,656

Weighted average common shares used to calculate diluted net income (loss) per share	102,217,222	97,084,184	102,489,411	96,956,656

(1) Includes stock-based compensation expense as follows :
Cost of service revenues	$239	$178	$430	$335
Cost of technology revenues	507	504	1,113	967
Research and development	2,140	1,967	4,122	3,595
Sales and marketing	336	332	876	808
General and administrative	2,352	2,261	4,510	4,177

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	July 31, 2008	January 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$105,777	$78,812
Short-term investments	—	20,294
Accounts receivable, net of allowance for doubtful accounts of $1,263 and $1,194	14,456	20,019
Inventories	9,910	17,748
Prepaid expenses and other, current	3,685	3,792

Total current assets	133,828	140,665
LONG-TERM ASSETS
Property and equipment, net	10,620	11,349
Purchased technology, capitalized software, and intangible assets, net	12,225	13,522
Prepaid expenses and other, long-term	1,735	1,513
Long-term investments	4,451	—

Total long-term assets	29,031	26,384

Total assets	$162,859	$167,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$14,211	$23,615
Accrued liabilities	25,273	28,834
Deferred revenue, current	54,357	59,341

Total current liabilities	93,841	111,790
LONG-TERM LIABILITIES
Deferred revenue, long-term	30,604	38,128
Deferred rent and other	145	309

Total long-term liabilities	30,749	38,437

Total liabilities	124,590	150,227
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000; Issued and outstanding shares - none	—	—
Common stock, par value $0.001:
Authorized shares are 275,000,000; Issued shares are 102,225,380 and 100,098,426, respectively, and outstanding shares are 102,008,361 and 99,970,947, respectively	102	100
Additional paid-in capital	808,753	792,654
Accumulated deficit	(768,507)	(775,086)
Treasury stock, at cost - 217,019 shares and 127,479 shares, respectively	(1,530)	(846)
Unrealized loss on marketable securities	(549)	—

Total stockholders’ equity	38,269	16,822

Total liabilities and stockholders’ equity	$162,859	$167,049

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended July 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$6,579	$(16,855)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	5,070	5,206
Stock-based compensation expense	11,051	9,882
Inventory write-down	—	7,486
Loss on inventory barter transaction	—	989
Allowance for doubtful accounts	69	637
Changes in assets and liabilities:
Accounts receivable	5,494	6,502
Inventories	7,838	(3,007)
Prepaid expenses and other	(115)	224
Accounts payable	(9,595)	(17,218)
Accrued liabilities	(3,561)	(8,011)
Deferred revenue	(12,508)	(15,613)
Deferred rent and other long-term liabilities	(164)	(128)

Net cash provided by (used in) operating activities	$10,158	$(29,906)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term and long-term investments	—	(15,014)
Sales of short-term investments	15,294	9,000
Acquisition of property and equipment	(2,535)	(3,900)
Acquisition of capitalized software and intangibles	(318)	(375)

Net cash provided by (used in) investing activities	$12,441	$(10,289)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	5,050	1,484
Proceeds from issuance of common stock related to employee stock purchase plan	—	1,826
Treasury Stock - repurchase of stock for tax withholding	(684)	(265)

Net cash provided by financing activities	$4,366	$3,045

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$26,965	$(37,150)

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	78,812	89,079

Balance at end of period	$105,777	$51,929

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended July 31,
(Subscriptions in thousands)	2008	2007
TiVo-Owned Subscription Gross Additions	36	41
Subscription Net Additions/(Losses):
TiVo-Owned	(42)	(19)
MSOs/Broadcasters	(136)	(126)

Total Subscription Net Additions/(Losses)	(178)	(145)
Cumulative Subscriptions:
TiVo-Owned	1,686	1,708
MSOs/Broadcasters	1,937	2,489

Total Cumulative Subscriptions	3,623	4,197
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	60%	59%

Included in the 1,686,000 TiVo-Owned subscriptions are approximately 194,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven(Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions, until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six-month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. During the quarter ended April 30, 2006, we discontinued general sale of the product lifetime service option. During the quarter ended January 31, 2008, we began offering product lifetime service subscriptions only to existing customers and in May 2008 we began offering product lifetime subscriptions to all customers. Effective November 1, 2007, we have extended the period we use to recognize product lifetime subscription revenues from 48 months to 54 months for product lifetime subscriptions acquired on or before October 31, 2007. Additionally, we also increased the amortization period to 60 months for new product lifetime subscriptions acquired on or after November 1, 2007. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended July 31,
TiVo-Owned Churn Rate	2008	2007
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,712	1,719
TiVo-Owned subscription cancellations	(78)	(60)

TiVo-Owned Churn Rate per month	-1.5%	-1.2%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities for our low cost product offerings, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,		Twelve Months Ended July 31,
Subscription Acquisition Costs	2008	2007	2008	2007
	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$888	$9,015	$18,292	$29,736
Hardware revenues	(11,699)	(6,199)	(50,950)	(41,858)
Less: MSOs/Broadcasters-related hardware revenues	4,934	—	5,632	—
Cost of hardware revenues	15,249	28,271	78,592	114,378
Less: MSOs/Broadcasters-related cost of hardware revenues	(4,515)	—	(5,096)	—

Total Acquisition Costs	4,857	31,087	46,470	102,256

TiVo-Owned Subscription Gross Additions	36	41	262	362
Subscription Acquisition Costs (SAC)	$135	$758	$177	$282

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. In the first fiscal quarter of 2008, we revised our definition of total acquisition costs. We now define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we incur limited or no acquisition costs for these new subscriptions. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,
TiVo-Owned Average Revenue per Subscription	2008	2007
	(In thousands, except ARPU)
Total Service revenues	$48,174	$53,376
Less: MSOs/Broadcasters-related service revenues	(5,781)	(6,553)

TiVo-Owned-related service revenues	42,393	46,823
Average TiVo-Owned revenues per month	14,131	15,608
Average TiVo-Owned per month subscriptions	1,712	1,719

TiVo-Owned ARPU per month	$8.25	$9.08

	Three Months Ended July 31,
MSOs/Broadcasters Average Revenue per Subscription	2008	2007
	(In thousands, except ARPU)
Total Service revenues	$48,174	$53,376
Less: TiVo-Owned-related service revenues	(42,393)	(46,823)

MSOs/Broadcasters-related service revenues	5,781	6,553
Average MSOs/Broadcasters revenues per month	1,927	2,184
Average MSOs/Broadcasters per month subscriptions	2,009	2,554

MSOs/Broadcasters ARPU per month	$0.96	$0.86

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period.

Beginning in February 2006, pursuant to the most recent amendment of our agreement with DIRECTV, TiVo began deferring a portion of the DIRECTV subscription fees equal to the fair value of the undelivered development services. Additionally, beginning in February 2007, DIRECTV began paying us a monthly fee for all DIRECTV households with DIRECTV receivers with TiVo service similar to the lower amount paid by DIRECTV for households with DIRECTV receivers with TiVo service deployed since March 15, 2002, subject to a monthly minimum payment by DIRECTV.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s future business and growth strategies including TiVo’s mass distribution strategy and bundling efforts, profitability and financial guidance, distribution of the TiVo service domestically with Comcast and Cox and internationally with Seven in Australia , growth and innovation in TiVo’s advertising and audience research measurement business and the licensing thereof, the timing and availability of broadband content, TiVo’s software development for the cable industry, the results of TiVo’s litigation with EchoStar, TiVo’s future marketing spending and related activities, and financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008, Quarterly Report on Form 10-Q for the quarter ended April 30, 2008 and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: August 27, 2008	By:	/s/ Cal Hoagland
Cal Hoagland
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)